UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2020

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 4, 2020, Timothy S. Bensley, Chief Financial Officer of Blue Apron Holdings, Inc. (collectively with its subsidiaries and other affiliates, as applicable, the “Company”), notified the Company of his decision to resign as Chief Financial Officer, Treasurer, and as an employee of the Company, effective December 31, 2020. Mr. Bensley’s resignation does not entitle him to severance benefits under the Company’s Executive Severance Plan. Mr. Bensley will serve as an advisor to the Company for a period of time following his resignation as described below. Mr. Bensley’s resignation is not the result of any dispute or disagreement with the Company, the Company’s management or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

(e)

Arrangements with Timothy S. Bensley

In connection with Mr. Bensley’s resignation as Chief Financial Officer, Treasurer and as an employee of the Company, the Company and Mr. Bensley have entered into an advisory agreement (the “Advisory Agreement”), pursuant to which Mr. Bensley will provide certain advisory services to the Company through the middle of the first quarter of 2021 (the “Term”), unless the arrangement is earlier terminated.

Under the Advisory Agreement, in addition to his agreement to provide advisory services, Mr. Bensley will provide a customary general release of claims against the Company arising out of or related to his employment with or separation from the Company and agree to certain restrictive and other covenant obligations. In consideration for the foregoing, and as compensation for his services, subject to his execution and non-revocation of the general release, Mr. Bensley will be entitled to receive: (i) a lump sum payment equal to his 2020 annual bonus as if he had remained an employee of the Company through the date any such bonuses are paid to other employees, subject to approval by the Company’s Board of Directors, and (ii) in the event Mr. Bensley elects to receive COBRA continuation health coverage, payment of the Company portion of the premiums associated with Mr. Bensley’s and his dependents’ COBRA continuation health coverage for the length of the Term, or, if earlier, through the date Mr. Bensley becomes eligible for benefits coverage under a new employer’s benefits plan. Pursuant to the terms of the applicable equity awards made to Mr. Bensley, Mr. Bensley’s unvested equity will continue to vest through the end of the Term. Mr. Bensley will not be eligible for any new equity awards in 2021.

Item 7.01 Regulation FD Disclosure

On December 10, 2020, the Company issued a press release regarding Mr. Bensley’s resignation as Chief Financial Officer, Treasurer and as an employee of the Company and to provide an update on the Company’s financial performance for the fourth quarter of 2020. The full text of the press release issued by the Company in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated December 10, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: December 10, 2020	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary